Translated from the Portguese

REAL ESTATE RENTAL AGREEMENT UNDER SUSPENSIVE CONDITIONS

ADMINISTRACAO E PARTICIPACOES WALTER TORRE JUNIOR LTDA., with its place of business at Av. Magalh es de Castro, 286, Sao Paulo, enrolled at CGC/MF under number 58.338.427/0001-84, hereinafter referred to as LOCADORA, represented by its partner Mr. Walter Torre Junior, Brazilian, married, Civil Engineer, ID number 7.581.240-SST/SP, enrolled at CPA/MF under number 769.228.638-87 with his office located at Rue George Eastman, 64 and


AMERICAN BANK NOTE COMPANY GRAPHICA E SERVICOS LTDA with its site at
R. Peter Lund, 146, Caju, Rio de Janeiro, enrolled at CGC/MF under number 33.113.309/0001-47, hereinafter referred to as LOCATARIA with its statutory decree registered at Junta Comercial of the State of Rio de Janeiro under number 746.787 on August 10, 1995 by its authorized representative, Sidney Levy, Brazilian, married, Engineer, I.D. number 3.343.401, enrolled at CPF/MF under number 441.607.557-04, resident in the City of Rio de Janeiro,

WHEREAS:

   (a) LOCADORA is the legal and legitimate owner of the real estate properties, which are free of any debts, delayed taxes of any nature, including those referred to in Clause 3;

   (b) LOCADORA as agreed with LOCATARIA on its own behalf shall build in one of the properties identified hereunder, an industrial plant with its main characteristics mentioned and described hereunder;

   (c) The parties hereto agree to set an Agreement of real estate rental (land and future building) which shall be used by LOCATARIA to exercise its industrial activities.

   For the mutual undertakings contained herein, the parties agree as follows:

1. CONTRACT

   The parties agree to enter into REAL ESTATE RENTAL AGREEMENT
(REAL ESTATE as used herein shall be the land described in Clauses 3.1 or 3.4. and the future building) irrevocably and unconditionally guarantees the due and punctual performance of all obligations pursuant to this Agreement.

2. SUSPENSIVE CONDITION
   As this urban rental is conditioned to the edification, the parties, in the terms of Article 118 of Brazilian Civil Code, set forth this Agreement under suspensive condition, and it shall only be effective after the completion of the mentioned construction.

3. PROPERTY

   3.1. -    LAND with approximately 36,000 m2, facing the continuation of Avenida Ceci, in Tambore, Barueri, SP., to be detached from larger area, constituted of a property located in "Sitio Mutinga", County of Barueri, SP., with approximately 1,200,000 m2 (one million and two hundred thousand square meters) registered at the Real Estate Notary Office of Barueri, SP., under number 79711 and enrolled in the City Hall of Barueri under numbers 24204-40-59-0001-00-000; 24204-40-60-0001-00-000; 24204-4059-0100-00-000.

   3.2 -     BUILDING - Industrial Building with of 26,000 m2 of
constructed area distributed as follows: (I) 19,100m2 of industrial area; (ii) 5,000 m2 of warehouse; and (iii) 1,900 m2 of offices and services facilities, in accordance with plants and drawings which shall be signed by the parties by November 30, 1995.

   The measurements of the mentioned areas are approximated and are subject to changes.

        3.2.1 - Liability and Charges of Construction
        (a)  LOCADORA undertakes the elaboration of the architecture project accordingly to the needs of LOCATARIA and shall
             submit it to LOCATARIA as it may require. As soon as the
             project is defined and agreed upon by both parties,
             LOCADORA shall submit it for approval at City Hall.
        (b)  Upon acceptance of the project by the City, and as soon as the License for construction is granted, LOCADORA
             shall undertake the building project in accordance with
             the drawings and technical specifications which shall be
             signed by both parties and will become part of this
             Agreement. The execution of the construction shall
             fulfill the technical rules, as stated by Brazilian
                          Association of Technical Regulations (ABNT).
        (c)  The term of the execution is of 6 (six) months counted from this date, only respecting alterations that may
             occur on LOCAT RIA's behalf or to overcome proved
             technical difficulties or from authorities imposition or
             resulting from the occurrence of any event of Force
             Majeure as disposed in Article 1058 of the Brazilian
             Civil Code. The term shall be extended in the event of
             one of the circumstances occurred in the period being .
        (d)  If LOCADORA is unable to finish the construction in the stipulated period, considering that it is caused by
             reasons other than those mentioned in the preceeding
             item, a penalty of R$ 10,000.00  (Ten Thousand Reais) for
             each delayed day shall be applied until the end of
             construction.
        (e)  Once the construction is concluded, LOCADORA shall
             obtain the Conclusion Certificate and the Certificate of
             Non-Indebtedness, and within 60 (sixty ) days after the
             last document has been issued, LOCADORA must register the
             building at the Real Estate Notary Office.
   3.3. -    LOCADORA shall procure that the Environmental Department
(SMA) approves the industrial activities which LOCATARIA shall develop in the property belonging to LOCADORA. LOCATARIA, on its own behalf, may arrange to obtain the mentioned approval.

   3.4. -    If, within 30 (thirty) days of the signature of this
Agreement, the Environmental Department (SMA) disapprove the execution of the building construction by LOCADORA on the proposed site, the parties agree that the building to be constructed by LOCADORA according with this Agreement shall be built on the property with the following characteristics: Land with
50.000 m2, part of a larger area designated as share "D", located in Itaqui, County of Barueri, Sao Paulo, on Castelo
Branco Highway, near km 30, (larger area) registered at the Real Estate Notary Office of Barueri under number 5.333 and at the City Hall Data Bank under number 23151-30-35-0001-00-000-1.

   3.5. -    The parties hereby agree that as soon as a definition
concerning the land (3.1 or 3.4.) to be improved is set out, an Agreement Amend shall be executed to include irrevocably and unconditionally the REAL ESTATE subject to this Agreement.

4. - RENTAL AND TERMS

   4.1. -    The rent shall be effective from the date of
celebration of the BUILDING ACCEPTANCE TERM, as stipulated hereunder, after which the suspensive condition shall be fulfilled and therefore validate the Agreement.

   4.2. - The term of this Agreement is of 60 (sixty) months from the date of the signature, by both parties, of the BUILDING
ACCEPTANCE TERM, observed the following: (i) LOCADORA shall request the acceptance term to LOCATARIA, who, shall provide it within 10 (ten) days; (ii) if LOCATARIA does not reply within the period, it shall be considered as acceptance of the undertaking, allowing LOCADORA to start the effectiveness of the rent from the date of the requisition.

        4.2.1 - LOCADORA shall provide LOCATARIA the mentioned construction in perfect conditions and with all the accessories and devices working properly in order to allow its use. Any breach or default regarding the construction shall be informed by LOCATARIA in written notice allowing LOCADORA to make the appropriate repairs.

   4.3. -     On the due date of this Agreement LOCATARIA shall,
independently of any warning or notice, leave the building, totally unoccupied and in the same conditions as it was received, considering the normal wear and tear due to use.

   4.4. -    Considering that LOCATARIA has fulfilled its
contractual requirements pursuant to this Agreement, it shall be eligible, on its own behalf to extend the term of the Agreement for another 60 (sixty) months. In this case it shall notify LOCADORA, in written form, 180 (One Hundred and Eighty) days in advance, from the end of the period referred to in Clause 4.2. The same adjustment criteria stipulated in this instrument shall be applied for the renewed period.

   4.5 - During the term of the Agreement as for Article 4 of Law
8.245/91 LOCADORA shall not be entitled to recover the rented property.

5. - FEES

   5.1. -    Monthly rate starts at the beginning of rental and
shall be of R$ 6,00 (six Reais) per square meter of constructed area, as of October, 1995, plus monetary correction, accordingly to the variation of IGP-M/FGV (General Market Prices Index, as published by Getulio Vargas Foundation).

   5.2. -     The rent calculated on the "caput" form shall be
adjusted in an annual basis, in accordance with the variation of the before mentioned index (IGP-M/FGV) or, in the event of its extinction, the following will be adopted: (i) General Prices Index provided by Getulio Vargas Foundation (IGP/FGV); or (ii) Consumer Prices Index provided by the Economical Research Institute Foundation of the University of S o Paulo (IPC/FIPE).

   5.3. -     Adjustments shall be automatic, with no prior
notice to LOCATARIA,

   5.4 -     Monthly rent shall be paid at LOCADORA's office or
at any place previously designated, in any event always in the City of Sao Paulo, up to the fifth day of the subsequent month. If as of the date of payment the applicable index has not been furnished, rent shall be adjusted by means of applying the same Rate of the preceding month and the necessary corrections shall be made within 5 (five) days after they are made available.

   5.5. - If LOCATARIA fails to make any payment by the due date as specified in this Clause, then a penalty of 10% (ten percent) plus a 1% (one percent) monthly Rate shall accrue over the delayed payment, and the debt shall suffer monetary correction on the same basis of the index variation elected for this agreement. The adjustment shall be applied on "pro rata die" from the day after the due date until payment is received. Notwithstanding any of the LOCADORA's rights to this Agreement.

   5.6. - In the event of new legislation, considering the contractual adjustment in which the periodicity is shorter than the actual, the parties agree in applying the minimum periodicity legally permitted independent of prior notice or warning.

6. -     PROPERTY DESTINATION

   6.1. - The property shall be destined to the development and exercise of LOCATARIA's activities considering its constitution.

   6.2. - If LOCATARIA wishes to use the property for other activities it shall notify LOCADORA in advance for its approval, in written form. The property shall not in any way be used for activities that are not allowed on its location or incompatible with the characteristics and category of the property.

   6.3. - The failure of the terms contained hereinafter shall result in the termination of the Agreement and penalties referred to in Clause 14.

7. -    MAINTENANCE OF THE PROPERTY

   7.1. -    Considering that the property will be occupied for
the first time, LOCATARIA undertakes to keep it in perfect condition of cleanness and conservation, newly painted, with its electrical and hydraulic components fully operating, so as to return it in the same condition as it was received, exemption made to the wear and tear due to regular use.

   7.2. LOCATARIA shall permit LOCADORA or an authorized party to inspect the property at any moment, provided the previous arrangements.

   7.3. -    LOCATARIA shall, on its own behalf, display logos
and signs onto the building as allowed by current legislation.

   7.4. -    If LOCATARIA needs to increase the electrical
capacity of the property, it shall request authorisation from LOCADORA, who, based on technical groundwork, will decide for its approval or disapproval.

   7.5. -    LOCATARIA shall repair, at its own expenses, all
damages eventually caused to the property. At the end of the term the parties shall inspect the property in order to proceed its return and fulfillment of the obligations. Should any repairs or constructions be necessary the parties shall set out a Schedule to be followed by
LOCATARIA or, on its own behalf,   indemnify LOCADORA of the same
value.

   7.6. -    LOCATARIA may  request the inspection of the
property in time to have it properly repaired by the end of the Term. If so, its responsibilities regarding rents and taxes will cease on that date. Otherwise, LOCATARIA shall be responsible for the rents and taxes to be paid until the repairs have been completed, and made directly by LOCATARIA or by contracting LOCADORA.

8. -    TAXES, FEES AND DUTIES

  8.1. -     LOCATARIA shall hold the entire responsibility for the
payment of Urban Buildings Tax (IPTU) and all taxes, expenses, fees and duties incurred to the property, throughout the term of the Agreement.

  8.2. -     LOCATARIA is obliged to pay all energy and water supply
bills by their due dates directly to the concessionaires and shall produce such evidence thereof as LOCADORA shall require.

  8.3. -     If LOCATARIA is unable to perform such obligations
LOCADORA shall be entitled to charge or carry forward eviction procedures against LOCATARIA.

  8.4. -     LOCATARIA undertakes to pay all taxes, duties and fees
necessary to operate its own activities.

9. -    IMPROVEMENTS

  9.1. - LOCATARIA is entitled, on its own expenses and risks and provided that shall not affect the structure of the building, to make any necessary improvements to meet its activities needs upon written instrument submitted to LOCADORA.

  9.2. -     LOCATARIA shall not be entitled to indemnification or
retention of the property on the basis of improvements made.

  9.3. -     Improvements, as used herein, shall include all
construction made in the property which cannot be removed from it without damage, however minimum.

  9.4. -     LOCADORA is entitled to, at the end or termination of the
Term, to stipulate which improvements must remain and which must be removed from the property, which shall occur at LOCATARIA's own expenses. If LOCATARIA fails to do so, forcing LOCADORA to do the work, LOCADORA may charge LOCATARIA for the expenses as well as the rents and taxes until the removal is made.

10. -   FIRE INSURANCE

  10.1 - LOCATARIA shall make, during the term of this Agreement at its own expenses, the insurance of the building, including its assets and accessories, against fire, lightning, explosions, etc., for the corresponding value of 70 (seventy) times the value of the monthly rent, also including the LOSS OF RENT Clause, for a period of 12 (twelve) months, with idoneous Insurance Company, nominating LOCADORA as the beneficiary.

  10.2. -    The insurance bill shall be delivered to LOCADORA within
30 (thirty) days from its signature or renovations.

  10.3. -    In the event of damage, and insurance has not been
made or renewed, LOCATARIA shall replace the building in the original conditions, as well as pay the corresponding rent values. LOCADORA is entitled the right of preference in the reconstruction of the building on equal condition basis.

11. -   YIELD OF RENTAL, SUB LEASE AND LENDING

  11.1 -     LOCADORA shall not under any circumstances be liable
to yield the rental, sub lease or lend the property without prior written consent from LOCADORA.

  11.2. -    Companies related to LOCAT RIA are exempted from the
prohibition mentioned in the caput , provided the following conditions: (i) deliver a written notice to LOCADORA identifying such company; and (ii) prove its condition as colligated, controlled or controller.

   11.2.1. - In this case LOCATARIA shall undertake to fulfill all conditions and obligations of this Agreement.

   11.3. -   If the provided in Clause 11.2. occurs , at the end of
the term or by its termination, LOCATARIA shall return the property to LOCADORA totally unoccupied in accordance with this Agreement.

12. - PUBLIC REQUIREMENTS

   12.1. -   LOCATARIA undertakes, from the effective date of the
rental, to satisfy all Public requirements, any of which shall, under any circumstances, be considered a reason for termination of this Agreement.

   12.2. -   LOCADORA shall ensure the construction of the building,
including all its legal, fiscal, laboring and insurance obligations incurred from it.

   12.3. -   LOCATARIA shall be responsible for obtaining all the
relevant licenses and permits required to the use and functions of its activities.

13. -   EXPROPRIATION

   13.1. - In the event of expropriation, this Agreement shall be considered terminated and neither party shall be liable to any breach of this instrument, given to LOCATARIA, however, the right to have indemnification granted by the expropriator.

   13.2. - Should the expropriation be partial LOCATARIA may decide for the termination or the maintenance of this Agreement. If
LOCATARIA decides for the maintenance, then the rent shall be deducted in proportion to the reduced area.

14.  -  PENALTIES

   14.1. -   Penalty corresponding to 3 (three) times the value of
the rent at the time of infraction shall be stipulated if any of the parties is unable to perform any of its obligations subject to this Agreement. The claiming party shall be liable simultaneously to consider the Agreement terminated.

   14.2. -   The herein specified penalty shall not under any
circumstance be considered as compensation for any indemnification due caused by damages or losses to the property as well as the provisions of the next Clause.


15. -   TERMINATION

   15.1. -   Considering the peculiarities of such rental Agreement,
based on INTUITO PERSONAE, and provided that LOCADORA shall construct the building with the sole purpose to meet the needs of LOCATARIA, in respect to its functions and activities, this rental shall not be terminated by LOCATARIA or return the property in accordance with
Article 4 of Law 8.245/91 before the end of the term of four years from the effective date.

   15.2. -   Should LOCATARIA terminate or return the property before
the end of the term above stipulated, it shall indemnify LOCADORA for loss and damage, with 48 (forty eight) times the value of rent on the occasion. Such indemnification is intended to reimburse LOCADORA for the investments made during the construction with the special purpose to meet LOCATARIA needs, and shall be paid as provided in
Article 924 of the Brazilian Legislation.

   15.3. -   In the case termination occurs before the BUILDING
ACCEPTANCE TERM has been signed, LOCATARIA shall pay indemnification for damages and losses corresponding to 48 (forty eight) times the rent value, which will be calculated from this date, proportionally and increasingly in accordance with the established period for the completion in the schedule of construction.

   15.4. -   This Clause shall also be applied in the event of
termination by LOCADORA as a result of failure of payment or breach of the provisions of this Agreement by LOCATARIA notwithstanding any other penalties provided in this Agreement.

16. -   AGREEMENT EXPENSES

   16.1. -   If LOCATARIA intends to register this Agreement at the
Real Estate Notary Office, or take any other measures regarded as necessary, or required by the Legislation to its acceptance, it shall pay for all expenses and undertake to make all the necessary arrangements.

   16.2. -   If this Agreement shall be registered, LOCATARIA
undertakes to cancel such registration, on its own expenses at the end or at the date of this Agreement termination.

17. - REVISION BY REAL VARIATION

   17.1. -   LOCADORA and LOCATARIA shall, with the sole purpose of
maintaining the economical and financial balance to this Agreement, should the monthly rent added to the predictable adjustments, suffers a real variation (for more or for less) of 20%
(twenty percent) of the market value, negotiate a revision of the rent value after 2 (two) years from the signature of this Agreement.

   17.2. -   If the parties agree with the new rent value, an
additament to this Agreement shall be made, or the negotiation may be carried out by a Legal Arbitrator as provided in Articles 1072 of the Brazilian Civil Code. In the event the parties do not agree over the new value, any of the parties may, based on such disposition, demand judicially the rent revision. This so adjusted revision may be renewed every 2 (two) years.

18. -   RENEWAL

   18.1. -   If, during the term, LOCADORA allows any rent delay or
late payments favoring LOCATARIA, or for any of other obligations of this Agreement, such tolerance shall not be deemed as renewal or modification of the terms of this Agreement.

19. -   LEASE - RIGHT OF PREFERENCE AND VALIDITY IN CASE OF
OWNERSHIP
   TRANSFER

   19.1. -   From this date on and at any time, LOCADORA shall be
entitled, on its own behalf, to submit the property pursuant to this Agreement to lease.

   19.2. -   In this case LOCADORA shall: (i) notify the terms of
this Agreement to the leasehold who shall accept and respect the current Agreement allowing LOCADORA to keep its contractual bond to LOCATARIA; and (ii) make an additament of this Agreement in order to adapt it in all necessary ways to the new judicial configuration of the real estate notwithstanding any other provision of the agreement.
LOCADORA undertakes to get approval from the leasehold on the referred Additament in order to register it at the Real Estate Notary
Office.

   19.3. -   Notwithstanding this the parties agree that: (i) if
LOCADORA chooses to sell the property, then it shall notify
LOCATARIA, who within 30 (thirty) days shall exercise its right of preference in the terms of Article 27 and Law 8.245/91;
(ii) should LOCATARIA choose not to exercise its right of preference, it shall designate 3 (three) days every week, during the day, to allow the visits of prospective buyers. The stipulated days shall be informed to LOCADORA at least
10 (ten) days in advance; and (iii) if the real estate pursuant to this Agreement shall be transferred and/or inspected to a third party during the contractual term, the rental shall remain in effect and LOCADORA shall undertake to consider the Agreement to be carried out and both parties authorize the registration of this new contract in the relevant cabinets in accordance with Article 8 of Law 8.245/91 and Article 1.197 of the Brazilian Civil Code.

20. -   MISCELLANEOUS

   20.1. -   Any document, notices, related to penalties, fees and
requirements from the Public Authorities, even when directed to LOCATARIA, shall be delivered to LOCADORA immediately.

   20.2. -   Based on Clause IV of Article 58 of Law 8.245/91, the
parties agree that any notice given pursuant to this Agreement shall be in writing and delivered by registered mail, telex or facsimile.

   20.3. -   In case of disputes arising out of or related to this
Agreement, the violator party shall be responsible for the Attorney fees, corresponding to 20% (twenty percent) of the sentence value, besides other judicial and extra judicial expenses.

   20.4. -   This Agreement shall be governed in accordance with
Law 8.245/91 of the Brazilian Civil Code.

21. -   BUYING OPTION

   LOCADORA grants LOCATARIA the buying option of the real estate, to be exercised at any time, considering the Paragraph of this Clause, and the price shall be set out, on the occasion, by an specialized company of recognized reputation.

   PARAGRAPH - If LOCADORA enters into lease of the property in accordance with Clause 19.1, LOCATARIA shall not be eligible to have its right of buying part of the "caput" during the term of such leasing.

22. -   GOVERNING LAW

   22.1. -   To settle any disputes, controversies or differences
arising from this Agreement, the parties elect the Courts of Sao
Paulo, Brazil.

IN WITNESS HEREOF, the parties have caused this Agreement to be executed in 3 (three) counterparts in the presence of two witnesses.

                  Sao Paulo, November 17, 1995

______________________           ______________________
By LOCADORA                 By LOCATARIA

Witnesses:

_______________________               ______________________
Name / ID                        Name/ID

PRIVATE INSTRUMENT OF RATIFICATION AND RECTIFICATION OF THE PRIVATE
    INSTRUMENT OF REAL ESTATE RENTAL AGREEMENT UNDER SUSPENSIVE
                            CONDITIONS

This agreement made by and between ADMINISTRACAO E PARTICIPACOES
WALTER TORRE J NIOR LTDA. as LOCADORA  and AMERICAN BANK NOTE
COMPANY GRAFICA E SERVICOS LTDA. as LOCATARIA, qualified in the instrument which ratifies and rectifies, herein represented by their duly authorised officers, for the mutual undertakings contained herein, the parties agree as follow:

FIRST -      On November 9, 1995 the parties produced a REAL ESTATE
RENTAL AGREEMENT UNDER SUSPENSIVE CONDITIONS referred to land enrolled under number 79.711 at the Real Estate Notary Office of Barueri, Sao Paulo including the edification to be executed in accordance with Clauses 3.1. and 3.2. of the referred Agreement.

SECOND -     In Clause 3.4. of the referred Agreement the parties
agreed that in the event of a disapproval by the Environmental Department (SMA) making it impossible to build on the land identified in Clause 3.1., the building would take place in the property registered under number 5.333 (major area) of the same Real Estate Notary Office, in Barueri County.

THIRD -      However, the parties agree, to accomplish the
obligations of the Agreement, that the industrial building referred to in Clause 3.2 of the mentioned instrument, will be constructed on another property, hereunder identified.

FOURTH -     The parties hereto agree to enter into an Rectifying
agreement, thus modifying the subject of the Agreement provided in Clause 3.1. of the Original Instrument under the following terms and conditions:

   "3.1. -   LAND -    A urban  land existing as part of the share
number 1 of the place denominated "Campo do Gupe"in the City, District, County of Barueri, State of Sao Paulo, designated for localization purposes as LOT 01 (one) with 50.308,35 m2 (fifty thousand, three hundred and eight meters and thirty and five square centimeters), described as follows: "it begins at point "A", located on Estrada do Ingai where it crosses the limits of the condominium. From that point on, the distance is 87,27m (eighty seven meters and twenty e seven centimeters), following the Estrada do Ingai margin toward Barueri until point "B". From that point on, the distance is 72,51m (seventy e two meters and fifty one centimeters), limiting with the remaining area belonging to Milton Pil o and his wife (designated for localization purposes as "LOT 02"), until reach the point "C". From that point on, it deflects to the left in a 90o0'00" angle for a 249,32m (two hundred and forty and nine meters and thirty and two centimeters) distance, limiting with the remaining area belonging to Milton Pil o and his wife (designated for localization purposes as "LOT 02"), until reach the point"D". From that point on, it deflects to the left in a 90o0'00" angle for a 76,10m (seventy six meters and ten centimeters) distance, limiting with the remaining area belonging to Milton Pil o and his wife (designated for localization purposes as "LOT 02"), until reach the point "E". From that point on, it deflects to the left in a 22o52'44" angle for a 187,55m (one hundred eighty seven meters and fifty five centimeters) distance, limiting with the remaining area belonging to Milton Pil o and his wife (designated for localization purposes as "LOT 02"), until reach the point "F". From that point on, it deflects to the left in a 89o03'34" angle for a 38,17m (thirty eight meters and seventeen centimeters) distance, limiting with the remaining area belonging to Milton Pil o and his wife (designated for localization purposes as "LOT 02"), until reach the point "G". From that point on, it deflects to the left in a 03o57'38" angle for a 59,27m (fifty nine meters and twenty seven centimeters) distance, limiting with the remaining area belonging to Milton Pil o and his wife (designated for localization purposes as "LOT 02"), until reach the point "H". From that point on, it deflects to the left in a 02o36'03" angle for a 53,09m
(fifty three meters and nine centimeters) distance, limiting with the remaining area belonging to Milton Pil o and his wife (designated for localization purposes as "LOT 02"), until reach the point "I". From that point on, it deflects to the left in a 01o53'29" angle for a 49,11m (forty nine meters and eleven centimeters) distance, limiting with the remaining area belonging to Milton Pil o and his wife (designated for localization purposes as "LOT 02"), until reach the point "J".
From that point on, it deflects to the left in a 03o44'56" angle for a 37,52m (thirty seven meters and fifty two centimeters) distance, limiting with the remaining area belonging to Milton Pil o and his wife (designated for localization purposes as "LOT 02"), until reach the point "A", when it begins until the present description, enclosing an area of 50.308,35 m2 (fifty thousand, three hundred and eight meters and thirty and five square centimeters).

Paragraph - The referred property was acquired by ADMINISTRACAO E PARTICIPACOES WALTER TORRE JUNIOR LTDA. from MILTON PILAO and his wife, accordingly with its deed registered on February 27, 1996 at the Notary Office of Barueri county, book 292, page 063-068.


FIFTH -  The present instrument makes ineffective and invalid
Clauses 3.4. and 3.5. of the instrument executed.

SIXTH - All the remaining terms and conditions of the Contractual Instrument executed on November 9, 1995 shall not be affected by this instrument.




IN WITNESS HEREOF, the parties have caused this Agreement to be executed in 3 (three) counterparts in the presence of two witnesses.

                  Sao Paulo,  February 29, 1996


                  _______________________
                  BY LOCADORA


                  _______________________
                  BY LOCATARIA



                  Witnesses:


        ___________________________



        _____________________________